EXHIBIT 10.39.05
                      MEMORANDUM OF UNDERSTANDING
                 BY AND BETWEEN CANAL ELECTRIC COMPANY
                      AND MONTAUP ELECTRIC COMPANY

MEMORANDUM OF UNDERSTANDING dated this 23rd day of September, 1993 by and between Canal Electric Company, a Massachusetts corporation with a principal place of business at One Main Street, Cambridge, Massachusetts 02142 (referred to herein as 'Canal'), and Montaup Electric Company, a Massachusetts corporation with a principal place of business at 1606 Riverside Avenue, Somerset, MA 02726, (referred to herein as 'Montaup').

WHEREAS, Canal and Montaup are joint owners, pursuant to the terms of the 'Agreement for Joint Ownership' executed by Canal and Montaup dated October 27, 1970 (referred to herein as 'the Agreement'), of the electric generating property known as 'Unit 2' at the Canal Plant facility located on Freezer Road, in Sandwich, Massachusetts (referred to herein as 'the Unit'); and

WHEREAS, the parties are evaluating options for fuel for the Unit, in order that the Unit may continue to be operated in a cost-effective manner and consistent with all government laws, regulations, orders, permits, and all terms and conditions of the Agreement; and

WHEREAS, in furtherance of the goals referenced in the immediately preceding paragraph, the parties desire to install facilities for the utilization of natural gas as fuel for the Unit; and

WHEREAS, there presently exist no facilities for the transportation of natural gas to the Unit, nor for the burning of natural gas as fuel for the Unit; and

WHEREAS, certain regulatory and market circumstances indicate that there presently exist opportunities for securing the supply and transportation of natural gas for the Unit; and

WHEREAS, Canal has conducted preliminary discussions with certain potential gas suppliers in order to evaluate such opportunities; and

WHEREAS, discussions have also been conducted with Algonquin Gas Transmission Company (referred to herein as 'Algonquin') concerning the provision of gas service to the plant by Algonquin and certain of its affiliated entities, and concerning the construction of a pipeline by Algonquin which would serve the Unit from existing Algonquin facilities to facilities which would be constructed on behalf of Canal and Montaup;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Canal and Montaup agree as follows:

  1.   GAS TRANSPORTATION AGREEMENTS

     Canal and Montaup shall enter into the following agreements: (i) with Algonquin for the siting (including acquisition of necessary real property rights), construction and operation of new facilities and the improvement of existing facilities, for the transportation of natural gas supplies to the Unit; (ii) with Algonquin and certain of its affiliated entities for the transportation of gas to the Unit by Algonquin and certain of its affiliated entities; and (iii) with parties other than Algonquin and its affiliated entities for the transportation of gas to the Unit (collectively referred to herein as the 'Gas Transportation Agreements').

2.   UNIT MODIFICATION AGREEMENTS

     Canal and Montaup shall further enter into agreements for: (i) the siting and construction of pipeline facilities for transporting natural gas from the Algonquin facilities to the Unit; and (ii) the performance of certain modifications to the Unit to enable the burning of natural gas as fuel for the Unit (referred to herein as the 'Unit Modification Agreements'). Such agreements shall include (i) a project plan with provisions for an oversight team to monitor the progress of construction, (ii) a schedule of significant milestones, and (iii) a provision for distribution to both parties of all correspondence, reports and studies related to construction. The oversight team shall consist of at least one representative each from Canal and Montaup. In the event that the construction risks or costs associated with this project significantly exceed initial expectations, then the parties shall meet to determine the appropriate course of action. If the parties cannot agree with respect to such course of action then either party may seek to invoke arbitration in accordance with the provisions of paragraph "15. Arbitration."

3.   GAS PURCHASE AGREEMENTS

     Canal and Montaup shall enter into certain agreements with suppliers of natural gas for the purchase of natural gas as fuel for the Unit (referred to herein as the 'Gas Purchase Agreements').

4.   GOVERNMENTAL AUTHORIZATIONS

     Canal and Montaup further agree that an evaluation of the following issues will be conducted on their behalf: (i) the federal, state and local regulatory issues, and Canadian regulatory issues, associated with procurement of natural gas for the Unit; (ii) the federal, state and local regulatory issues associated with the transportation of natural gas to the Unit, including without limitation, such issues relating to the construction of new pipeline facilities and/or improvement of existing facilities; and (iii) the federal, state and local regulatory issues, and Canadian regulatory issues, associated with the utilization of natural gas as fuel for the Unit, including without limitation, air emissions and other environmental issues associated with modifications to the Unit.

     Each Gas Transportation Agreement and Gas Purchase Agreement shall contain conditions precedent which include a requirement for the acquisition of all governmental and regulatory authorizations or exemptions prior to the incurrence of charges by or on behalf of the purchaser(s) thereunder. Further, Canal and Montaup agree that construction of any of the facilities described herein shall not commence unless all governmental and regulatory authorizations or exemptions pertaining to such construction have first been obtained.

5.   PRE-CONSTRUCTION ACTIVITIES

     The parties agree that the following activities will be performed (or will continue to be performed) on their behalf, with results satisfactory to Canal and Montaup, and prior to the construction of any of the facilities described herein or acquisition of property as referenced herein:

     a. A further evaluation of the natural gas supplies in the United States and Canada (including offshore supplies) which may be potentially available for use as fuel for the Unit. This evaluation may include direct contact with and the solicitation of proposals from natural gas suppliers, pipelines, and local (gas) distribution companies.

     b. A further evaluation of any transportation requirements, including consideration of the construction of new facilities and the improvement of existing facilities, for the transportation of natural gas supplies to the Unit. This evaluation may include direct contact with and the solicitation of proposals from natural gas pipeline companies (and potentially local distribution companies).

     c. An analysis of the property rights which would have to be obtained in order to transport gas to the Unit.

     d. The preparation of an environmental report, in a form which would satisfy the requirements of applicable federal, state and local laws, regulations, ordinances and bylaws, for the siting, construction, improvement and operation of pipeline facilities associated with the transportation of natural gas to the Unit, and for the utilization of natural gas as fuel for the Unit.

6.   AUTHORITY TO EXECUTE AGREEMENTS, ISSUE REPORTS, ETC.

     The parties agree that all agreements and reports referenced herein shall be in a form acceptable to Montaup and Canal. Notwithstanding anything set forth herein to the contrary, Canal and Montaup may elect to designate an agent (which may be either of them) to represent their interests in the matters referenced herein. Such (agency) delegation may include authority to execute agreements on behalf of either or both of the parties with respect to the matters reference herein. In the event of such delegation, and provided a party has granted its approval of such agreements as set forth above, that shall be fully bound by the terms of each such agreement to the same extent as if that party had executed such agreement as a party thereto. In the event of such delegation and upon request, Canal and Montaup each agree to provide written evidence of such delegation of authority. Provided; however, despite such delegation of authority, to the extent a party to such agreements requires Canal and Montaup's execution of such agreements, Canal and Montaup agree to sign such documents provided the same are in a form acceptable to each of them.

7.   WAIVER AND RELEASE - PARTY ACTING AS AGENT

     In the event either party hereto is designated to act as agent (the "party-agent") for the other party hereto pursuant to the immediately preceding paragraph, provided the party-agent satisfies its obligation to present any and all agreements to the other party for the other party's approval as specified above, the other party agrees to waive and release any claim, suit, loss, damage, expense or cause of action of every nature it may have against the party-agent which arise from or relating to any act or omission by the party-agent in the party-agent's good faith performance of its duties as party-agent.

8.   PROPERTY RIGHTS

     The parties agree that each party shall own as a tenant in common an undivided one-half interest in any and all real property rights acquired for the location of the facilities which will be constructed by Canal to connect with the Algonquin facilities referenced in paragraph 1 hereof, as well as any and all pipeline facilities and improvements to the Unit as referenced in paragraph 2 hereof. None of said real property rights or pipeline facilities and improvements constructed by Canal, or the gas transported to the Unit, shall be used to serve any other generating unit, now in existence or to be constructed, without the written, mutual consent of the parties hereto. The parties agree that each party shall own as a tenant in common an undivided one-half interest in any and all information, documents and data arising from or relating to the performance of the tasks referenced in paragraph 5 hereof. The parties further agree that each party shall own one-half of all air emissions allowances and credits that may be available for or through the operation of the Unit and that each owner may at its sole option retain, sell, or otherwise use its one-half share of any such emissions allowances or credits that are not needed for the operation of the Unit.

9.   JOINT OWNERSHIP AGREEMENT

     Except as otherwise provided herein, the parties agree their respective rights and obligations (including without limitation responsibility for costs incurred pursuant to the various agreements referenced herein) pertaining to the subject matter of this Memorandum shall be determined according to the terms of the "Agreement For Joint Ownership" between the parties dated October 27, 1970.

10.  LEASE OF CANAL PROPERTY

     Canal agrees to execute a lease substantially in the form of the "Agreement of Lease" between the parties dated June 1, 1972 to the extent real property owned by Canal would be utilized for the siting of facilities referenced herein.

11.  CONFIDENTIALITY

     The parties each agree to keep this agreement and any and all information, documents and data arising from or relating to the performance of the tasks reference above (collectively referred to herein as 'confidential information') confidential, and not to disclose the same to any third party without first obtaining the written permission of the other party hereto. Further the parties each agree to limit the disclosure of confidential information to the persons within their respective entities on a need-to-know basis. The provisions relating to confidential information herein shall not pertain to any information that was already known to a party (free of any obligation regarding confidentiality), or was or becomes publicly known through no fault of a party. In the event that a party hereto receives a subpoena or other request for confidential information in a judicial or administrative process, such party shall give prompt notice of the same to the other party, and shall comply with its legal obligations while seeking such protective arrangements as may be available to limit as strictly as possible the disclosure of the confidential information.

12.  ASSIGNMENT

     This Memorandum shall not be assignable by either party without the advance written consent of the other. This Memorandum shall be binding on, and inure to the benefit of, the successors and assigns (as approved) of the parties hereto.

13.  APPLICABLE LAW

     This Memorandum and the construction and enforceability hereof shall be interpreted under the laws of the Commonwealth of Massachusetts.

 14.  REMEDIES

     In the event of default by either party in any obligation pursuant to this Memorandum, the other party shall be free to invoke such remedies at law or in equity as may be deemed appropriate, subject to the arbitration provision set forth in paragraph "15. Arbitration."

     Failure of a party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver at any time, express or implied, of any breach of any provision of this Memorandum shall be deemed a waiver of a breach of any other provision of this Memorandum or a consent to any subsequent breach of the same or any other provision. No acceptance of any partial payment shall constitute an accord or satisfaction, but shall only be deemed a part payment on account.

15.  ARBITRATION

     Any dispute between the parties with respect to this Memorandum shall be submitted to arbitration on the request of either party. A copy of any such request shall be served on the other party and it shall specify the issue or issues in dispute and summarize the party's claim with respect thereto. Within ten (10) days after receipt of such a request, authorized representatives of both parties shall meet and attempt to agree upon appointment of a single arbitrator who shall be qualified in electric utility practice. If such agreement is not accomplished within 15 days, either party may request the American Arbitration Association to appoint an arbitrator in accordance with its Commercial Arbitration Rules, which shall govern the conduct of the arbitration in the absence of contrary agreement by the parties. The arbitrator shall conduct a hearing, and within thirty (30) days thereafter, unless such time is extended by agreement of the parties, shall notify the parties in writing of his decision. The arbitrator shall not have power to amend or add to this Memorandum and the arbitrator's decision shall be consistent with the rights and obligations of the parties under this Memorandum, the Gas Transportation Agreements, the Unit Modification Agreements, and the Gas Purchase Agreements. Subject to such limitation, the decision of the arbitrator shall be final and binding on the parties and shall be enforceable in any court of competent jurisdiction. The decision of the arbitrator shall include the determination of and specify how the expenses of the arbitration shall be allocated between the parties.

16.  SEVERABILITY

     In the event that any clause or provision of this Memorandum or any part hereof shall be declared invalid, void or unenforceable by any court having jurisdiction, such invalidity shall not affect the validity or enforceability of the remaining portions of this Memorandum unless the result would be manifestly inequitable or unconscionable.

17.  COMPLETE AGREEMENT

     The recitals and representations appearing first above are hereby incorporated in and made a part of this Memorandum. This Memorandum supersedes all prior agreements, communications, or proposals of the parties regarding the subject matter hereof. This Memorandum shall constitute the entire agreement between and among the parties and may not be amended, modified or superseded except by written agreement signed by the parties.


IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Understanding to be executed by the authorized representatives of the parties hereto as of the date first above-written.


CANAL ELECTRIC COMPANY                  MONTAUP ELECTRIC COMPANY


By: ____________________________        By: __________________________